EXHIBIT 99.1

NEWS	Contact: Jeremy Thigpen
(713) 346-7301

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

RESIGNATION OF MARK REESE

HOUSTON, TX, April 29, 2013 — National Oilwell Varco, Inc. (NYSE: NOV) announced today that Mark A. Reese resigned on April 29, 2013 as President – Rig Technology to pursue other business opportunities.

Pete Miller, Chairman and CEO of National Oilwell Varco, remarked, “In his 33 years with NOV, Mark has literally worked his way up from the field to become the President of our largest business segment. Along the way Mark has performed every task we have asked of him in a selfless and exemplary manner. We will all miss Mark and his contributions to NOV’s success; everyone here wishes him all the best in his future endeavors”.

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

# # # # #